EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER 2021

•Reports Q4 2021 total revenues of $723M and Adjusted EBITDA of $348M resulting in FY 2021 total revenues of $1,793M and Adjusted EBITDA of $518M, in line with prior guidance
•Updates full year 2022 guidance; provides guidance on Q1 2022 total revenues

GAITHERSBURG, Md., February 24, 2022—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the fourth quarter and year ended December 31, 2021.

"Emergent’s performance in 2021 is a testament to our strategic focus and highly capable team," said Robert G. Kramer, president and CEO of Emergent BioSolutions. "Looking forward, I am encouraged by the stability and durability of our diversified business lines and exciting R&D portfolio, supported by our improved operational structure that better aligns us with patients and customers, and more effectively positions us for success."

FINANCIAL HIGHLIGHTS (1)

Q4 2021 vs. Q4 2020

($ in millions, except per share amounts)	Q4 2021	Q4 2020	% Change
Total Revenues	$723.2	$583.0	24%
Net Income	$189.3	$185.4	2%
Net Income per Diluted Share	$3.50	$3.44	2%
Adjusted Net Income (2)	$243.4	$198.8	22%
Adjusted Net Income (2) per Diluted Share	$4.50	$3.67	23%
Adjusted EBITDA (2)	$347.9	$290.9	20%
Gross Margin % (2)	67%	69%
Adjusted Gross Margin % (2)	67%	69%

Full Year 2021 vs. Full Year 2020

($ in millions, except per share amounts)	Full Year 2021	Full Year 2020	% Change
Total Revenues	$1,792.7	$1,555.4	15%
Net Income	$230.9	$305.1	(24)%
Net Income per Diluted Share	$4.27	$5.67	(25)%
Adjusted Net Income (2)	$325.7	$423.9	(23)%
Adjusted Net Income (2) per Diluted Share	$6.02	$7.88	(24)%
Adjusted EBITDA (2)	$517.6	$630.4	(18)%
Gross Margin % (2)	54%	64%
Adjusted Gross Margin % (2)	55%	67%

SELECT Q4 2021 AND OTHER RECENT BUSINESS UPDATES

•Announced a supply agreement with Sandoz for them to distribute an authorized generic of NARCAN® (naloxone HCl) Nasal Spray 4 mg, which is available in the U.S. via retail pharmacies and institutions, including hospitals
•Initiated the rolling submission to the U.S. Food and Drug Administration (FDA) of the Biologics License Application (BLA) for AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted), the Company’s investigational anthrax vaccine candidate
•Initiated a pivotal Phase 3 safety and immunogenicity study to evaluate CHIKV VLP, the Company's single-dose chikungunya virus virus-like particle (VLP) vaccine candidate
•Initiated a Phase 1 safety, tolerability, and immunogenicity study to evaluate UniFlu, the Company’s universal influenza vaccine candidate comprised of multiple components intended to induce broad and supra-seasonal immunity against influenza A viruses
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•Announced the Company’s Board of Directors authorization to management to repurchase up to $250 million of the Company’s common stock through November 11, 2022; as of December 31, 2021, the Company repurchased approximately 2.6 million shares for $112.6 million, an average price per share of $42.67
•Announced the retirement of the Company's founder and executive chairman, Fuad El-Hibri, effective April 1, 2022

Q4 2021 FINANCIAL PERFORMANCE (1)

($ in millions)	Q4 2021	Q4 2020	% Change
Product sales, net (3):
•Anthrax vaccines	$137.7	$115.7	19%
•ACAM2000®	$125.8	$129.3	(3)%
•Nasal naloxone products	$120.6	$77.4	56%
•Other (4)	$50.2	$18.5	*
Total product sales, net	$434.3	$340.9	27%
Contract development and manufacturing (CDMO):
•Services	$51.2	$64.0	(20)%
•Leases	$167.1	$135.1	24%
Total CDMO	$218.3	$199.1	10%
Contracts and grants	$70.6	$43.0	64%
Total revenues	$723.2	$583.0	24%
* % change is greater than 100%

Product Sales, net
Anthrax vaccines
For Q4 2021, revenues from anthrax vaccines increased $22.0 million as compared to Q4 2020. The increase is largely driven by an increase in deliveries of AV7909 to the U.S. government (USG), specifically the Strategic National Stockpile (SNS). The Company received an AV7909 contract modification in September 2021 and began delivering additional doses of AV7909 under that modification, which covers a period of 18 months and is valued at approximately $399 million.

ACAM2000
For Q4 2021, revenues from ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) decreased $3.5 million as compared to Q4 2020. The decrease is largely driven by the timing of deliveries to the USG. The revenues recognized in Q4 2021 reflect delivery of doses into the SNS resulting from the July 2021 exercise by the USG of the second of nine annual contract term extension options pursuant to the Company's 10-year supply agreement with the USG. This latest option is valued at approximately $182 million.

Nasal naloxone products
For Q4 2021, revenues from nasal naloxone products increased $43.2 million as compared to Q4 2020. The increase is driven by continued demand for NARCAN® (naloxone HCI) Nasal Spray across customer channels in the U.S. and Canada. The increase also reflects the impact of revenues related to the authorized generic of NARCAN® (naloxone HCI) Nasal Spray 4mg, a product licensed to Sandoz and launched in late 2021 and one in which the Company retains a financial interest.

Other (4)
For Q4 2021, revenues from other product sales increased $31.7 million as compared to Q4 2020. The increase is largely due to sales of VIGIV [Vaccinia Immune Globulin Intravenous (Human)], driven by timing of deliveries to the USG and based on the June 2021 exercise by the USG of the second of nine annual contract term extension options pursuant to the Company's 10-year supply agreement with the USG. This latest option is valued at approximately $56 million.

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Contract Development and Manufacturing (CDMO)
CDMO Services
For Q4 2021, revenue from contract development and manufacturing services decreased $12.8 million as compared to Q4 2020. This decrease is largely due to the discontinuation of manufacturing activities related to the Company's arrangement with AstraZeneca as was previously announced in the second quarter of 2021. Additionally, there was less activity as compared to Q4 2020 due to routine maintenance in the Company's manufacturing network.

CDMO Leases
For Q4 2021, revenue from contract development and manufacturing leases increased $32.0 million as compared to Q4 2020. This increase is largely due to the timing of $155.7 million in final cash collections associated with the Center for Innovation in Advanced Development and Manufacturing (CIADM) public-private partnership with the Biomedical Advanced Research and Development Authority (BARDA), an arrangement that was mutually terminated by both parties in the fourth quarter. The Company anticipates ongoing CDMO lease revenues in subsequent periods related primarily to its existing CDMO manufacturing agreement with Johnson & Johnson, a portion of which is considered a lease.

Contracts and Grants
For Q4 2021, revenues from contracts and grants increased $27.6 million as compared to Q4 2020. The increase is a result of $59.7 million being recognized in Q4 2021, primarily deferred revenue, as a result of the CIADM base contract termination offset by a decrease in third party development activities.

Operating Expenses

($ in millions)	Q4 2021	Q4 2020	% Change
Cost of product sales	$145.0	$104.4	39%
Cost of CDMO	$67.9	$63.9	6%
Research and development	$83.0	$59.5	39%
Selling, general and administrative	$94.2	$82.1	15%
Goodwill impairment	$41.7	$—	*
Amortization of intangible assets	$14.0	$15.0	(7)%
Total operating expenses	$445.8	$324.9	37%
* % change is greater than 100%

Cost of Product Sales
For Q4 2021, cost of product sales increased $40.6 million as compared to Q4 2020. The increase is primarily due to a higher volume of product sales, specifically nasal naloxone products, AV7909 and VIGIV.

Cost of CDMO
For Q4 2021, cost of CDMO increased $4.0 million as compared to Q4 2020. The increase is primarily due to additional costs at the Company's Bayview facility to further support enhancements to quality systems and capabilities at the site.

Research and Development
For Q4 2021, research and development expenses increased $23.5 million as compared to Q4 2020. The increase is primarily due to the non-cash write-off of $38.0 million associated with a contract asset balance resulting from the CIADM contract termination.

Selling, General and Administrative
For Q4 2021, selling, general and administrative expenses increased $12.1 million as compared to Q4 2020. The increase is primarily due to professional services costs.

Goodwill Impairment
During Q4 2021, the Company performed its annual impairment testing reflecting its revised reporting unit structure. Pursuant to this analysis, the Company recognized a $41.7 million non-cash impairment of goodwill in the Commercial reporting unit.
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ADDITIONAL FINANCIAL INFORMATION

Product Gross Margin (2)

($ in millions)	Q4 2021	Q4 2020	% Change
Product gross margin	$289.3	$236.5	22%
Product gross margin % (product gross margin divided by product revenues) (2)	67%	69%	(2)%

For Q4 2021, product gross margin increased $52.8 million as compared to Q4 2020. The increase is primarily due to the increase in product sales. Product gross margin percent decreased primarily due to changes in product mix.

CDMO Gross Margin and Adjusted CDMO Gross Margin (2)

($ in millions)	Q4 2021	Q4 2020	% Change
CDMO gross margin	($16.7)	$0.1	*
CDMO gross margin % (CDMO gross margin divided by CDMO revenues) (2)	(33)%	—%	*
Adjusted CDMO gross margin	($5.3)	$12.4	*
Adjusted CDMO gross margin % (adjusted CDMO gross margin divided by adjusted CDMO revenues) (2)	(8)%	16%	*
* % change is greater than 100%

For Q4 2021, CDMO gross margin decreased $16.8 million as compared to Q4 2020. Adjusted CDMO gross margin decreased $17.7 million as compared to Q4 2020. The decline in CDMO gross margin and adjusted CDMO gross margin is primarily due to routine maintenance activity that occurred in the Company's manufacturing network in Q4 2021 that did not occur in Q4 2020 as well as increased costs to support remediation efforts for the Company's manufacturing activities at its Bayview facility.

CDMO Metrics (presentation on a sequential basis)

($ in millions)	In 4Q21	In 3Q21	% Change
CDMO New Business Secured (5)	$53.5	$117.7	(55)%

($ in millions)	As of 12/31/2021	As of 09/30/2021	% Change
CDMO Backlog (6)	$837.2	$1,002.0	(16)%
CDMO Customers (7)	70	71	(1)%

CDMO Backlog Rollforward (6)	($ in millions)
Beginning Backlog (As of 9/30/2021)	$1,002.0
Less: CDMO revenue recognized in Q4 2021	($218.3)
Plus: New Business Secured in Q4 2021 (5)	$53.5
Ending Backlog (As of 12/31/2021)	$837.2

For Q4 2021, the Company has revised the metrics it provides related to specific aspects of the CDMO business. The Company will continue to provide the CDMO New Business Secured and Backlog metrics. The Company is introducing CDMO Customers as a new metric, and is discontinuing reporting of the CDMO Opportunity Funnel. The Company believes this set of supplemental information provides more valuable and relevant context on the performance and stability of the CDMO business.
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Capital Expenditures

($ in millions)	Q4 2021	Q4 2020	% Change
Gross capital expenditures	$46.7	$36.0	30%
- Capital expenditures reimbursed	60.5	16.7	*
Net capital expenditures	($13.8)	$19.3	*
Gross capital expenditures as a % of total revenues	6%	6%	—%
Net capital expenditures as a % of total revenues	(2)%	3%	(5)%
* % change is greater than 100%

For Q4 2021, capital expenditures increased largely due to the Company's continued investments in expanded capacity and capabilities at the Company's Rockville manufacturing facility. The increase in gross capital expenditures was offset by the timing of reimbursements of $60.5 million related to arrangements funded by the USG. The capital expenditures related to this reimbursement were incurred in a prior period.

SELECT FULL YEAR 2021 FINANCIAL INFORMATION

Revenues

($ in millions)	Full Year 2021	Full Year 2020	% Change
Product sales, net (3):
•Nasal naloxone products	$434.3	$311.2	40%
•ACAM2000®	$206.5	$200.3	3%
•Anthrax vaccines**	$259.8	$373.8	(30)%
•Other (4)	$123.3	$104.5	18%
Total product sales, net	$1,023.9	$989.8	3%
Contract development and manufacturing (CDMO):
•Services	$334.9	$166.7	*
•Leases	$299.7	$283.8	6%
Total CDMO	$634.6	$450.5	41%
Contracts and grants	$134.2	$115.1	17%
Total revenues	$1,792.7	$1,555.4	15%
* % change is greater than 100%
** Full year 2020 anthrax vaccine sales were larger than average due to strong sales volumes associated with the transition from BioThrax alone to a combination of BioThrax and AV7909 in the SNS which had resulted in delayed deliveries in 2019.
Operating Expenses

($ in millions)	Full Year 2021	Full Year 2020	% Change
Cost of product sales	$382.0	$392.0	(3)%
Cost of CDMO	$375.5	$132.0	*
Research and development	$234.0	$234.5	—%
Selling, general and administrative	$348.4	$303.3	15%
Goodwill impairment	$41.7	$—	*
Amortization of intangible assets	$58.5	$59.8	(2)%
Total operating expenses	$1,440.1	$1,121.6	28%
* % change is greater than 100%
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Other Financial Information

($ in millions)	Full Year 2021	Full Year 2020	% Change
Gross capital expenditures	$225.0	$141.0	60%
Net capital expenditures**	$140.2	$99.2	41%
** Reflects reimbursements of $84.8 and $41.8 in 2021 and 2020, respectively

2022 FINANCIAL FORECAST
Full Year 2022
For full year 2022, the Company provides the following update to its forecast of key financial metrics, which were originally announced on January 9, 2022.

(in millions)	Updated 2022 Forecast
Total Revenues	$1,300 - $1,400	Revised (previous: $1,400 - $1,500)
Adjusted EBITDA (1)	$240- $300	Revised (previous: $280 - $340)
Adjusted Net Income (1)	$95 - $140	Revised (previous: $135 - $180)
Gross Margin %	47% - 51%	Reaffirmed

Product/Service Level Revenue
• Anthrax Vaccines	$280 - $300	Reaffirmed
• ACAM2000®	$190 - $210	Reaffirmed
• Nasal Naloxone Products	$240 - $310	Reaffirmed
• CDMO Services	$330 - $380	Revised (previous: $430 - $480)
• Other Products + Contracts and Grants	$200 - $260	Reaffirmed

The Company's 2022 financial forecast includes the following considerations:

Revised Considerations

The revision to total revenues, CDMO services revenue, Adjusted EBITDA and adjusted net income reflect the impact of the Company's decision to take the opportunity to initiate a maintenance period that it would normally plan for the Bayview facility earlier than anticipated and also extend it in order to make additional improvements and modifications that will better position Bayview for future non-pandemic work.

Unchanged Considerations

2022 Product/Service Level Revenues – Select Assumptions
•Anthrax vaccines revenues are expected to continue at similar levels to 2021 under the terms of the Company's existing contract with BARDA.
•ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) vaccine deliveries are expected to continue under the terms of the Company’s existing contract with the U.S. Department of Health and Human Services (HHS) at unit volume levels consistent with 2021 deliveries.
•Nasal naloxone products revenues reflect the formation of a generic market and comprise revenues from a combination of NARCAN®(naloxone HCl) Nasal Spray and the authorized generic of NARCAN® Nasal Spray, a product licensed to Sandoz and launched in late 2021 and one in which the Company retains a financial interest.
•Other Products + Contracts and Grants revenues: 1) other products revenues reflect continued procurement of other products not highlighted on a standalone basis from various government customers under existing multi-year contracts; 2) contracts and grants revenues reflect continued funding of select development programs from various government and other non-dilutive sources.

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Other 2022 Assumptions
•Gross margin primarily reflects the influence of the mix of product and services revenues.
•Pipeline progress is expected across the R&D portfolio with the ongoing advancement of the CHIKV VLP Phase 3 clinical trial, the completion of the BLA filing for AV7909, and anticipated advancements of a number of early-stage programs.
•Capital expenditures, net of reimbursement, are expected to be approximately 10% of total revenues at the midpoint, reflecting ongoing investments in capacity and capability expansions related to the CDMO business and the Company's R&D programs, and aligned with the average over the previous five-year period.
Q1 2022
For Q1 2022, the Company expects total revenues of $280 million to $310 million.

FOOTNOTES

(1) All financial information incorporated within this release is unaudited.
(2) See "Reconciliation of Net Income to Adjusted Net Income," "Reconciliation of Net Income to Adjusted EBITDA," "Reconciliation of Product Gross Margin and Adjusted Product Gross Margin," "Reconciliation of CDMO Gross Margin and Adjusted CDMO Gross Margin" and "Adjusted Revenues" for a definition of terms and the reconciliation tables.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts.
(4) Other can include a combination of sales of any of the following products: BAT, VIGIV, Anthrasil, raxibacumab, RSDL, Trobigard, Vivotif, and Vaxchora.
(5) CDMO New Business Secured is defined as initial value of contracts secured as well as incremental value of existing contracts modified within the indicated period and is incorporated into Backlog.
(6) CDMO Backlog is defined as estimated remaining contract value as of the indicated period pursuant to signed contracts, the majority of which is expected to be recognized over the next 24 months. This excludes any value associated with an extension of the commercial supply agreement (CSA) with Johnson & Johnson.
(7) CDMO Customers is defined as a client (commercial, government, NGO) for whom the Company has performed CDMO services where there is evidence of meeting all of the following criteria: i) completion of any invoiceable project milestones in the preceding 24-month period, indicating ongoing work; ii) secured project work planned in the future, which has not yet been invoiced, capturing future work not yet indicated in the invoice record; and, iii) neither the Company nor the client having yet to formally terminate the last remaining project, thereby removing any client for whom work has fully concluded.
CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, February 24, 2022, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:

Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 7619558
Live Webcast Information: Visit https://edge.media-server.com/mmc/p/tfd93ojy for the webcast.

A replay of the call can be accessed from the Emergent website.

ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and enhance life. We develop, manufacture, and deliver protections against public health threats through a pipeline of innovative vaccines and therapeutics. For over 20 years, we’ve been at work defending people from things we hope will never happen—so that we’re prepared just in case they ever do. We do what we do because we see the opportunity to create a better, more secure world. One where preparedness empowers protection from the threats we face. And peace of mind prevails. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit our website and follow us on LinkedIn, Twitter, and Instagram.

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RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted Net Income, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted Revenues, Adjusted COGS, Adjusted Gross Margin, Adjusted Cost of Product Sales, Adjusted Product Margin, Adjusted CDMO Service Revenues and Adjusted CDMO Service Margin) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. For its non-GAAP measures, the Company adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges or accounting changes. As needed, such adjustments are tax effected utilizing the federal statutory tax rate for the U.S., except for both changes in the fair value of contingent consideration, the vast majority of which is non-deductible for tax purposes, and goodwill impairment, all of which is non-deductible for tax purposes. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of Net Income to Adjusted Net Income," "Reconciliation of Net Income to Adjusted EBITDA," "Reconciliation of Gross Margin and Adjusted Gross Margin," "Reconciliation of Product Margin and Adjusted Product Margin," and "Reconciliation of CDMO Services Margin and Adjusted CDMO Services Margin" and included at the end of this release.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all, statements regarding our future performance and future revenue levels and the sources of such revenues, capital expenditures, gross margin, ACAM2000 vaccine deliveries, the impact of a generic market on NARCAN Nasal Spray, the timing of advancement of early-stage programs and completion of a Biologics License Application filing for AV7909, progress of the CHIKV VLP Phase 3 clinical trial, and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company’s outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate.

The reader should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the availability of U.S. government funding for procurement of AV7909 and/or BioThrax or ACAM2000 and our other U.S. government procurement and development contracts, the timing of completion of our submission of the application for and our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all, our ability to perform under our contracts with the U.S. government, including the timing of and specifications relating to deliveries, whether we will realize the full benefit of our investments in additional manufacturing and quality control systems, our ability to meet our commitments to continued quality and manufacturing compliance at our manufacturing facilities and the potential impact on our ability to continue production of bulk drug substance for Johnson & Johnson’s COVID-19 vaccine, our ability to provide CDMO services for the development and/or manufacture of product candidates of our
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customers at required levels and on required timelines, our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations, our ability to obtain and maintain regulatory approvals for our product candidates and the timing of any such approvals, changes to U.S. government priorities for the strategic national stockpile, our ability to negotiate additional U.S. government procurement or follow-on contracts for our public health threat products that have expired or will be expiring, the negotiation of further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing under our CDMO contracts, our ability to comply with the operating and financial covenants required by our senior secured credit facilities and our 3.875% Senior Unsecured Notes due 2028, procurement by U.S. government entities under regulatory exemptions prior to approval by the FDA and corresponding procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country, the full impact of COVID-19 disease on our markets, operations and employees as well as those of our customers and suppliers, the impact on our revenues from and duration of declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic, our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria, the success of our commercialization, marketing and manufacturing capabilities and strategy, and the accuracy of our estimates regarding future revenues, expenses and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. The reader should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations burrowsr@ebsi.com (240) 413-1917	Media Contact Matt Hartwig Senior Director, Media Relations mediarelations@ebsi.com

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Emergent BioSolutions Inc.
Consolidated Balance Sheets
(unaudited in millions, except per share data)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$576.1	$621.3
Restricted cash	0.2	0.2
Accounts receivable, net	274.7	230.9
Inventories, net	350.8	307.0
Prepaid expenses and other current assets	70.3	36.5
Total current assets	1,272.1	1,195.9

Property, plant and equipment, net	800.1	644.1
Intangible assets, net	604.6	663.1
Goodwill	224.9	266.7
Other assets	57.3	113.4
Total assets	$2,959.0	$2,883.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$128.9	$136.1
Accrued expenses	51.7	46.9
Accrued compensation	88.7	84.6
Debt, current portion	31.6	33.8
Other current liabilities	72.9	83.1
Total current liabilities	373.8	384.5

Contingent consideration, net of current portion	4.5	34.2
Debt, net of current portion	809.4	841.0
Deferred tax liability	94.9	53.2
Contract liabilities, net of current portion	4.7	55.5
Other liabilities	52.7	67.8
Total liabilities	$1,340.0	$1,436.2

Stockholders’ equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 55.1 and 54.3 shares issued; 51.4 and 53.1 shares outstanding, respectively.	0.1	0.1
Treasury stock, at cost, 3.8 and 1.2 common shares, respectively	(152.2)	(39.6)
Additional paid-in capital	829.4	784.9
Accumulated other comprehensive loss, net	(16.1)	(25.3)
Retained earnings	957.8	726.9
Total stockholders’ equity	$1,619.0	$1,447.0
Total liabilities and stockholders’ equity	$2,959.0	$2,883.2

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Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited in millions, except per share data)

	Three Months Ended December 31,
	2021	2020

Revenues:
Product sales, net	$434.3	$340.9
CDMO:
Services	51.2	64.0
Leases	167.1	135.1
Total CDMO	218.3	199.1
Contracts and grants	70.6	43.0
Total revenues	723.2	583.0

Operating expenses:
Cost of product sales	145.0	104.4
Cost of CDMO	67.9	63.9
Research and development	83.0	59.5
Selling, general and administrative	94.2	82.1
Goodwill impairment	41.7	—
Amortization of intangible assets	14.0	15.0
Total operating expenses	445.8	324.9

Income from operations	277.4	258.1

Other income (expense):
Interest expense	(9.0)	(8.7)
Other, net	(0.9)	3.4
Total other income (expense), net	(9.9)	(5.3)

Income before income taxes	267.5	252.8
Income taxes	78.2	67.4
Net income	$189.3	$185.4

Net income per common share
Basic	$3.54	$3.51
Diluted	$3.50	$3.44

Shares used in computing net income per share
Basic	53.5	53.1
Diluted	54.1	54.2

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Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited in millions, except per share data)

	Year Ended December 31,
	2021	2020

Revenues:
Product sales, net	$1,023.9	$989.8
CDMO:
Services	334.9	166.7
Leases	299.7	283.8
Total CDMO	634.6	450.5
Contracts and grants	134.2	115.1
Total revenues	1,792.7	1,555.4

Operating expenses:
Cost of product sales	382.0	392.0
Cost of CDMO	375.5	132.0
Research and development	234.0	234.5
Selling, general and administrative	348.4	303.3
Goodwill impairment	41.7	—
Amortization of intangible assets	58.5	59.8
Total operating expenses	1,440.1	1,121.6

Income from operations	352.6	433.8

Other income (expense):
Interest expense	(34.5)	(31.3)
Other, net	(3.7)	4.7
Total other income (expense), net	(38.2)	(26.6)

Income before income taxes	314.4	407.2
Income taxes	83.5	102.1
Net income	$230.9	$305.1

Net income per common share
Basic	$4.32	$5.79
Diluted	$4.27	$5.67

Shares used in computing net income per share
Basic	53.5	52.7
Diluted	54.1	53.8

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Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$230.9	$305.1
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	42.4	51.0
Depreciation and amortization	123.8	114.5
Change in fair value of contingent obligations, net	2.9	31.7
Amortization of deferred financing costs	4.1	3.5
Impairments	41.7	29.0
Deferred income taxes	46.9	(2.4)
Write off of contract asset and liability	(17.2)	—
Other	2.0	(5.2)
Changes in operating assets and liabilities:
Accounts receivable	(48.2)	49.0
Inventories	(44.0)	(83.2)
Prepaid expenses and other assets	(24.7)	(29.2)
Accounts payable	(2.5)	19.8
Accrued expenses and other liabilities	(9.2)	19.4
Accrued compensation	4.0	21.8
Contract liabilities	(31.8)	11.2
Net cash provided by operating activities	321.1	536.0
Cash flows from investing activities:
Purchases of property, plant and equipment	(225.0)	(141.0)
Milestone payment from prior asset acquisition	—	(10.0)
Net cash used in investing activities	(225.0)	(151.0)
Cash flows (used in) provided by financing activities:
Purchases of treasury stock	(106.0)	—
Proceeds from revolving credit facility	—	—
Proceeds from senior unsecured notes	—	450.0
Principal payments on convertible senior notes	(10.6)	—
Principal payments on revolving credit facility	—	(373.0)
Principal payments on term loan facility	(25.3)	(14.1)
Proceeds from stock-based compensation activity	15.9	31.6
Taxes paid for stock-based compensation activity	(13.8)	(13.8)
Debt issuance costs	—	(8.4)
Contingent consideration payments	(1.2)	(2.8)
Net cash (used in) provided by financing activities:	(141.0)	69.5
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	(1.0)
Net change in cash, cash equivalents and restricted cash	(45.2)	453.5
Cash, cash equivalents and restricted cash at beginning of period	621.5	168.0
Cash, cash equivalents and restricted cash at end of period	576.3	621.5
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	30.4	21.0
Cash paid during the year for income taxes	71.6	109.3
Supplemental information on non-cash investing and financing activities:
Purchases of property, plant and equipment unpaid at period end	20.0	22.0
Purchase of Treasury Stock	6.6	—
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	576.1	621.3
Restricted cash	0.2	0.2
Total	$576.3	$621.5
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Reconciliation of Net Income to Adjusted Net Income (1)

($ in millions, except per share value)	Three Months Ended December 31,
	2021	2020	Source
Net income	$189.3	$185.4
Adjustments:
+ Non-cash amortization charges	15.2	16.2	Intangible Asset (IA) Amortization, Other Income
+ Changes in fair value of contingent consideration	0.3	0.4	Product COGS
+ Impairments	41.7	—	Goodwill impairment
+ Exit and disposal costs	—	0.1	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	0.2	0.1	SG&A
Tax effect	(3.3)	(3.4)
Total adjustments:	$54.1	$13.4
Adjusted net income	$243.4	$198.8
Adjusted net income per diluted share	$4.50	$3.67

($ in millions, except per share value)	Twelve Months Ended December 31,
	2021	2020	Source
Net income	$230.9	$305.1
Adjustments:
+ Non-cash amortization charges	62.7	63.4	Intangible Asset (IA) Amortization, Other Income
+ Changes in fair value of contingent consideration	2.9	31.7	Product COGS
+ Impairments	41.7	29.0	Goodwill impairment/R&D
+ Exit and disposal costs	—	17.2	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	0.9	0.6	SG&A
Tax effect	(13.4)	(23.1)
Total adjustments:	$94.8	$118.8
Adjusted net income	$325.7	$423.9
Adjusted net income per diluted share	$6.02	$7.88

($ in millions)	Revised 2022 Full Year Forecast	Source
Net income	$45 - $90
Adjustments:
+ Non-cash amortization charges	60	IA Amortization, Other Income
+ Changes in fair value of contingent consideration	1	COGS
+ Acquisition-related costs (transaction & integration)	2	SG&A
Tax effect	(13)
Total adjustments:	$50
Adjusted net income	$95 - $140

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Reconciliation of Net Income to Adjusted EBITDA (1)

($ in millions)	Three Months Ended December 31,
	2021	2020
Net income (loss)	$189.3	$185.4
Adjustments:
+ Income taxes	78.2	67.4
+ Depreciation & amortization	29.3	28.9
+ Total interest expense, net	8.9	8.6
+ Impairments	41.7	—
+ Changes in fair value of contingent consideration	0.3	0.4
+ Acquisition-related costs (transaction & integration)	0.2	0.1
+ Exit and disposal costs	—	0.1
Total adjustments	$158.6	$105.5
Adjusted EBITDA	$347.9	$290.9

($ in millions)	Twelve Months Ended December 31,
	2021	2020
Net income	$230.9	$305.1
Adjustments:
+ Depreciation & amortization	123.8	114.5
+ Income taxes	83.5	102.1
+ Total interest expense, net	33.9	30.2
+ Impairments	41.7	29.0
+ Changes in fair value of contingent consideration	2.9	31.7
+ Acquisition-related costs (transaction & integration)	0.9	0.6
+ Exit and disposal costs	—	17.2
Total adjustments	$286.7	$325.3
Adjusted EBITDA	$517.6	$630.4

($ in millions)	Revised 2022 Full Year Forecast
Net income	$45 - $90
Adjustments:
+ Depreciation & amortization	133
+ Provision for income taxes	26 - 41
+ Total interest expense, net	33
+ Changes in fair value of contingent consideration	1
+ Acquisition-related costs (transaction & integration)	2
Total adjustments	$195 - $210
Adjusted EBITDA	$240 - $300

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Reconciliation of Gross Margin and Adjusted Gross Margin (1)

($ in millions)	Three Months Ended December 31,
	2021	2020
Total revenues	$723.2	$583.0
- Contract and grants revenues	(70.6)	(43.0)
Adjusted revenues	$652.6	$540.0

Cost of product sales	$145.0	$104.4
Cost of contract development and manufacturing	$67.9	$63.9
Cost of product sales and cost of contract development and manufacturing services ("COGS")	$212.9	$168.3
- Changes in fair value of contingent consideration	(0.3)	(0.4)
- Inventory reserves related to Travel Health vaccines	—	1.5
Adjusted COGS	$212.6	$169.4

Gross margin (adjusted revenues minus COGS)	$439.7	$371.7
Gross margin % (gross margin divided by adjusted revenues)	67%	69%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$440.0	$370.6
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	67%	69%

($ in millions)	Twelve Months Ended December 31,
	2021	2020
Total revenues	$1,792.7	$1,555.4
- Contract and grants revenues	(134.2)	($115.1)
Adjusted revenues	$1,658.5	$1,440.3

Cost of product sales	$382.0	$392.0
Cost of contract development and manufacturing	$375.5	$132.0
Cost of product sales and cost of contract development and manufacturing services ("COGS")	$757.5	$524.0
- Changes in fair value of contingent consideration	($2.9)	($31.7)
- Inventory reserves related to Travel Health vaccines	$—	($12.6)
Adjusted COGS	$754.6	$479.7

Gross margin (adjusted revenues minus COGS)	$901.0	$916.3
Gross margin % (gross margin divided by adjusted revenues)	54%	64%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$903.9	$960.6
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	55%	67%
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Reconciliation of Product Margin and Adjusted Product Margin (1)

($ in millions)	Three Months Ended December 31,
	2021	2020
Product revenues	$434.3	$340.9

Cost of product sales (COPS)	$145.0	$104.4
- Changes in fair value of contingent consideration	(0.3)	(0.4)
- Inventory reserves related to Travel Health vaccines	—	1.5
Adjusted cost of product sales	$144.7	$105.5

Product margin (product revenues minus COPS)	$289.3	$236.5
Product margin % (product margin divided by product revenues)	67%	69%

Adjusted product margin (product revenues minus adjusted COPS)	$289.6	$235.4
Adjusted product margin % (adjusted product margin divided by product revenues)	67%	69%

($ in millions)	Twelve Months Ended December 31,
	2021	2020
Product revenues	$1,023.9	$989.8

Cost of product sales	$382.0	$392.0
- Changes in fair value of contingent consideration	(2.9)	(31.7)
- Inventory reserves related to Travel Health vaccines	—	(12.6)
Adjusted COPS	$379.1	$347.7

Product margin (product revenues minus COPS)	$641.9	$597.8
Product margin % (product margin divided by product revenues)	63%	60%

Adjusted product margin (product revenues minus adjusted COPS)	$644.8	$642.1
Adjusted product margin % (adjusted product margin divided by product revenues)	63%	65%

Reconciliation of CDMO Services Margin and Adjusted CDMO Services Margin (1)

($ in millions)	Three Months Ended December 31,
	2021	2020
CDMO services revenues	$51.2	$64.0
+ Non-USG lease revenue	11.4	12.3
Adjusted CDMO services revenues	$62.6	$76.3

Cost of CDMO services	$67.9	$63.9

CDMO services margin (CDMO services revenues minus Cost of CDMO services)	$(16.7)	$0.1
CDMO services margin % (CDMO margin divided by CDMO services revenues)	(33)%	—%

Adjusted CDMO services margin (adjusted CDMO services revenues minus Cost of CDMO services)	($5.3)	$12.4
Adjusted CDMO services margin % (adjusted CDMO margin divided by adjusted CDMO services revenues)	(8)%	16%

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($ in millions)	Twelve Months Ended December 31,
	2021	2020
CDMO services revenues	$334.9	$166.7
+ Non-USG lease revenue	62.1	30.5
Adjusted CDMO services revenues	$397.0	$197.2

Cost of CDMO services	$375.5	$132.0

CDMO services margin (CDMO services revenues minus Cost of CDMO services)	$(40.6)	$34.7
CDMO services margin % (CDMO margin divided by CDMO services revenues)	(12)%	21%

Adjusted CDMO services margin (adjusted CDMO services revenues minus Cost of CDMO services)	$21.5	$65.2
Adjusted CDMO services margin % (adjusted CDMO margin divided by adjusted CDMO services revenues)	5%	33%

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